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                                                                    Exhibit 10.5

                              EMPLOYMENT AGREEMENT

                           MADE EFFECTIVE JUNE 4, 1996


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                              EMPLOYMENT AGREEMENT


THIS EMPLOYMENT AGREEMENT is made effective the fourth day of June, 1996.


BETWEEN:

                  FREMONT GOLD CORP., a corporation subsisting under the laws of the state of Delaware having its principal office at 2380 - 1055 West Hastings, Vancouver V6E 2E9, British Columbia, Canada.


                  (the "Company")

AND:

                  MICHAEL JOHN HOPLEY

                  ("Employee")



WHEREAS:

(A) The Company is engaging the services of Employee as President and Chief Operating Officer of the Company;



WITNESSES that the parties mutually agree as follows:


                                     PART 1

                                   ENGAGEMENT

SERVICES

1.1 The Company hereby agrees with Employee that Employee shall provide the full time services of Employee as President and Chief Operating Officer of the Company effective June 4, 1996 upon and subject to the terms and conditions hereinafter set forth.


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TERM

1.2 This Agreement will extend from the effective date of this Agreement for a period of one year unless earlier terminated as hereinafter provided.

TITLE

1.3 Employee will serve and hold the titles as President and Chief Operating Officer of the Company.

TERMS OF REFERENCE

1.4 Subject to the lawful instructions and directions of the Chief Executive Officer of the Company, Employee shall serve as the President and Chief Operating Officer of the Company. In addition to the duties and responsibilities ordinarily performed by a chief operating officer, Employee shall have principal responsibility for the direct supervision and management of the Company's operations.


                                     PART 2

                                  COMPENSATION

SALARY AND BONUS

2.1 For the first 12 months of the engagement of the Employee by the Company, Employee will be paid a monthly salary of U.S.$8,100 (yielding an annual salary of U.S. $97,200) subject to customary amounts held back pursuant to income tax and social security legislation made pursuant to the terms of this Agreement.



2.2 The Company will provide Employee with a full benefits package as per employee's previous employment contract with Bema Gold Corporation, dated January 1, 1995, or be paid a net amount per month of U.S. $755 in lieu of these benefits.


2.3 In addition the Company will reimburse all reasonable travel expenses incurred by Employee in connection with carrying out the duties of the Employee for the Company.

2.4 If Employee dies during the term of this contract all earned options will immediately be exercisable by the lawful representatives or beneficiary of the estate of Employee.


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NO DISENTITLEMENT TO OTHER BENEFITS

2.5 Nothing herein will disentitle Employee from participating in any pension, stock option, stock purchase, health, medical, insurance or other benefit plan or retirement right from time to time established by the Company and to which executives of the Company are from time to time entitled.

PROFIT SHARING

2.6 Employee will be entitled to participate in any stock option plans or bonus program from time to time established by the Company, to such extent and in such amounts as the Board may from time to time determine.

HOLIDAYS

2.7 Employee will be entitled to 20 business days of annual holidays to be taken at such time or times as are reasonably satisfactory to the Company and Employee.


                                     PART 3

                               NEGATIVE COVENANTS

NON-COMPETITION

3.1 Without the consent of the Company, Employee will not be permitted, during the term of this Agreement, to engage in any business (directly or through any kind of ownership or other arrangement other than ownership of securities of publicly held corporations) which is primarily involved in mineral exploration and development, or accept employment with or render service to a person involved in such a business or take any other action inconsistent with the fiduciary relationship of a senior executive officer to his corporation but, subject to such limitation, Employee may make investments for his own account and raise money for any business or enterprise whatsoever, provided that such business or enterprise is not involved in mineral exploration and development. Employee may, with the consent of the Company, such consent not to be unreasonably withheld, serve as a director of other companies engaged in mineral exploration and development provided such companies do not directly compete with the Company.

NOTICE OF CONFLICT

3.2 If the Board acting reasonably determines that Employee is engaged in an activity which is deemed to be a conflicting activity, the Company will cause Employee to be so advised in writing, and Employee will thereafter discontinue such activity within 30 days after such notice, or such longer period as the Board agrees, and Employee will, within such 30 days or longer period, certify in writing to the Company that he has discontinued such activity by sale or other disposition of all interest therein or by the transfer of all such interests, save a beneficial interest, into a "blind trust" or other



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fiduciary arrangement over which Employee has no control or direction.

 CONFIDENTIALITY

3.3 Notwithstanding anything else in this Agreement, upon termination of Contractor's employment hereunder for any reason, Employee agrees to keep strictest and utmost confidentiality with respect to the business affairs, planned activities, proposed programs and acquisitions, customers, suppliers, technology, proprietary rights, patents, research, business and assets of the Company.

COMPANY'S PROPRIETY RIGHTS

3.4 Notwithstanding anything else in this Agreement, it is expressly acknowledged and understood by Employee that all the work product of Employee while employed by the Company pursuant to the terms hereof shall vest in the Company absolutely.


                                     PART 4

                               DUTIES OF EMPLOYEE


DUTIES

4.1               During the term of this Agreement Employee will

         (a) diligently perform his duties as set out hereunder to the best of his skill and ability, and


         (b) attend to his duties on a full time basis, at such specific times and days as reasonably directed by the Company, excepting holidays, absence due to sickness and other authorized absences as set out herein.


                                     PART 5



                                CHANGE OF CONTROL



5.1 In the event that there is a change in control in the Company and related change in the constitution on the members of the board of directors of the Company ("Board") and, if as a result of



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such change of control Employee is discharged without cause, Employee shall be entitled to receive two year's salary. For the purposes of this Agreement, a "change in control of the Company" shall mean an acquisition of beneficial ownership of the outstanding voting securities of the Company (by a person or group of persons acting together) equal to or greater than the greater of the following:

         (a)      30% of the outstanding shares of the Company; or

         (b) a number of shares equal to or greater than the combined shareholdings of Employee or any of his respective associates or affiliates as defined by the Securities Act of of 1933.

and as a result thereof there is a change in the Board sufficient that persons who were directors of the Company immediately prior to any such change of beneficial ownership of outstanding shares as aforesaid shall as a result thereof cease to constitute a majority of the Board or any successor.


                                     PART 6

                                   TERMINATION

TERMINATION BY THE COMPANY FOR JUST CAUSE


6.1 The Company may terminate this Agreement without notice (or compensation in lieu thereof) for just cause. For the purposes of this section, "just cause" shall mean any of the following:

         (a) any material breach by Employee of the terms of this Agreement;

         (b) the willful and continued failure by Employee substantially to perform Employee's duties with the Company (other than any such failure resulting from Employee's incapacity due to physical or mental illness), after a demand for substantial performance is delivered to Employee by the Board which specifically identifies the manner in which the Board believes that Employee has not substantially performed Employee's duties;

         (c) the willful engaging by Employee in competitive or gross misconduct injurious to the Company, subject to foregoing Section 3.2. For purposes of this paragraph, no act, or failure to act, on Employee's part shall be considered "willful" unless done, or omitted to be done, by Employee not in good faith and without reasonable belief that Employees action or omission was in the best interest of the Company;

         (d) conviction of a felony or of any crime involving moral turpitude, fraud or misrepresentation, or

         (e) the bankruptcy or receivership of Employee.


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TERMINATION WITHOUT CAUSE

6.2 Either party may terminate this Agreement after the initial one year term and the employment of Employee hereunder, provided that if the Company terminates this Agreement, the Employee shall be entitled to one month's salary for every two months of engagement to a maximum of six months' salary. If the Employee terminates this Agreement it must provide not less than thirty (30) days notice to the Company.

TERMINATION FOLLOWING CHANGE OF CONTROL

6.3 If the events described in the preceding Section 5.1 constituting a change in control of the Company shall have occurred, Employee shall be entitled to the benefits provided for in this Agreement upon any termination of this Agreement, unless the termination of this Agreement is as a result of:

         (a) the death or retirement of Employee; or

         (b) termination by the Company of employment for cause or as a result of the disability or retirement of Employee upon his attaining age 65.

TERMINATION DUE TO DISABILITY OR RETIREMENT

6.4 (a) If, as a result of Employee's incapacity due to physical or mental illness, Employee shall have been unable for more than six (6) months to perform Employee's duties with the Company on a full time basis and within thirty (30) days after written notice of termination is given Employee shall not have returned to the full time performance of Contractor's duties, the Company may terminate this Agreement for "Disability" after the said 30 days without further compensation.

         (b) Termination of Employee's employment based on "Retirement" shall mean retirement at the age of 65 which the parties agree shall be mandatory when Employee reaches the age of 65;

NOTICE OF TERMINATION

6.5 Any termination by the Company shall be communicated by written Notice of Termination to the other parties hereto. For purposes of this Agreement, "Notice of Termination" shall mean a notice specifying the termination provision in this Agreement relied upon and setting forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Employee's services under the provision so specified.

DATE OF TERMINATION

6.6 "Date of Termination": shall mean (A) if Employee's services are terminated for




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Disability of Employee, thirty (30) days after Notice of Termination is given (provided that Employee shall not have returned to the performance of Employee's duties on a full-time basis during such thirty (30) day period), (B) if the Company terminates Employee's engagement, the date specified in the Notice of Termination, and (C) if Employee's engagement is terminated for any other reason except death or Retirement, the date on which Notice of Termination is given.

RETURN OF PROPERTY

6.7 On the effective date of termination, Employee will deliver up to the Company, in a reasonable state, all assets, including notes, data, reports, documents, programs, computers and copies thereof, produced, owned, leased or bailed to the Company and used by or in the possession of Employee hereunder.

RESIGNATION

6.8 As of the date of termination of this Agreement, Employee will also resign as an officer or director of the Company and of any subsidiary or affiliate as the case may be.


                                     PART 7

                                     GENERAL

FURTHER ASSURANCES

7.1 Each party will, at its own expense and without expense to any other party, execute and deliver such further agreements and other documents and do such further acts and things as any other party reasonably requests to evidence, carry out or give full force and effect to the intent of this Agreement.

ASSIGNMENT

7.2 Neither of the parties may assign any right, benefit or interest in this Agreement without the written consent of the other, and any purported assignment without such consent will be void.

SEVERABILITY

 7.3 If any provision of this Agreement is unenforceable or invalid for any reason it will be severable from the remainder of this Agreement and, in its application at that time, this Agreement will be construed as though such provision was not contained herein and the remainder will continue in full force and effect and be construed as if this Agreement had been executed without the invalid or unenforceable provision.

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WAIVER AND CONSENT

7.4 No consent or waiver, express or implied, by any party to or of any breach or default by any other party of any or all of its obligations under this Agreement will be valid unless it is in writing and stated to be a consent or waiver.

NOTICE

7.5 Every notice, request, demand or direction (each, for the purposes of this section, a "notice") to be given pursuant to this Agreement by any party to another will be in writing and will be delivered or sent by registered or certified mail postage prepaid and mailed in any post office in British Columbia or by telex, facsimile, telegram, cable, or other similar form of written communication, in each case, addressed as applicable as follows:

If to Employee:
         Michael J. Hopley
         1106, West Racine Drive,
         Bellingham, Washington 98226
         Facsimile: (360) 715-0747

If to the Company at:
         Fremont Gold Corporation
         2380-1055 West Hastings St.
         Vancouver V6E 2E9
         British Columbia
         Canada
         Facsimile: (604) 682-6508
         Attention:  Chairman of the Board

or to such other address as is specified by the particular party by notice to the other.

GOVERNING LAW

7.6 This Agreement will be construed in accordance with the laws of the State of Arizona and will be enforced in the courts of that State.

BINDING EFFECT

7.7 This Agreement will enure to the benefit of and be binding upon the respective legal representatives and successors. This agreement is non-assignable and any purported assignment shall be null and void and of no effect.


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DISPUTES

7.8 If any dispute arises respecting the relationship of the parties or the interpretation of this Agreement the parties agree to submit such dispute to binding arbitration pursuant to the arbitration laws then in effect in the State of Arizona by way of the appointment of a single arbitrator.

TIME OF ESSENCE

7.9 Time is of the essence in the performance of each obligation under this Agreement.

COUNTERPARTS

7.10 This Agreement and any other writing delivered pursuant hereto may be executed in any number of counterparts with the same effect as if all parties to this Agreement or such other writing had signed the same document and all counterparts will be construed together and will constitute one and the same instrument.

ENTIRE AGREEMENT

7.11 This Agreement constitutes the entire agreement between the parties and supersedes all prior oral or written agreements or understandings between the parties with respect to the subject matter of this Agreement.

MISCELLANEOUS

7.12 No provision of this Agreement may be modified, waived or discharged except in writing specifically referring to such provision and signed by Employee and such officer of the Company as may be specially designated by the Board. No waiver at any time by any party hereto of the breach of any condition or provision of this Agreement, or of compliance by the other parties with the same, shall be deemed a waiver of any other condition or provision at the same or at any other time.


SURVIVAL OF TERMS

7.13 The provisions of Sections 3.3, 3.4, 6.7, and 7.8 shall survive the termination of this Agreement.


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IN WITNESS WHEREOF the parties hereto have executed this Agreement on the 4th day of June, 1996.

COMPANY:
The Common Seal of
FREMONT GOLD CORP.
was affixed in the presence of:

/s/ Kelsey Boltz
---------------------------------
Authorized Signatory



EMPLOYEE:

/s/ Michael J. Hopley
---------------------------------
MICHAEL JOHN HOPLEY

in the presence of:

/s/ David Alexander
---------------------------------
Witness

David Alexander
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Name of Witness

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